Exhibit 99.1

FOR IMMEDIATE RELEASE

NMHC Delays First Quarter Fiscal 2007 10-Q Filing

PORT WASHINGTON, N.Y.—Nov. 7, 2006—National Medical Health Card Systems, Inc. (Nasdaq: NMHC), a national independent pharmacy benefit manager (“PBM”), announced today that it will file a Form 12b-25 with the Securities and Exchange Commission for an automatic five-day extension to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (“First Quarter 10-Q”). The Company requires additional time to complete its review and analysis of certain rebate transactions and finalize its financial statements. As a result, the Company will not be in a position to timely file its First Quarter 10-Q. Shortly after this review, the Company will issue a press release summarizing its first quarter 2007 results and announcing the date of management’s first quarter 2007 conference call.

About NMHC

National Medical Health Card Systems, Inc. (NMHC) operates NMHC Rx (pharmacy benefits manager or PBM), NMHC Mail (home delivery pharmacy), Ascend (specialty pharmacy solutions), and Integrail (health information solutions), providing services to corporations, unions, health maintenance organizations, third-party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information systems, NMHC provides quality, cost effective management of pharmacy benefit programs.

Forward-Looking Statements

This press release and any attachment thereto contains forward-looking information about NMHC’s financial results and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, pricing, competition in the bidding and proposal process, our ability to consummate contract negotiations with prospective clients, dependence on key members of management, government regulation, acquisitions and affiliations, the market for PBM services, readers are urged to carefully review and consider various disclosures made by NMHC in its Annual Report on Form 10-K for the fiscal year ended June 30, 2006, and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. NMHC assumes no obligation to update any forward-looking statements contained in this document or the attachments to reflect new information or future events or developments after the date any such statement is made.

CONTACT:	National Medical Health Card Systems, Inc.

Stuart Diamond, 516-605-6640
Chief Financial Officer
sdiamond@nmhc.com

or

Lippert/Heilshorn & Assoc.
Investor Relations:
Carolyn Capaccio, 212-838-3777
ccapaccio@lhai.com

or

Financial Media:
Gretchen Steinmiller, 212-838-3777
gsteinmiller@lhai.com

or

Media:
CPRi Communications
Ihor Andruch, 201-641-1911 x51
iandruch@cpronline.com

SOURCE: National Medical Health Card Systems, Inc.